EXHIBIT 10.8

EXECUTION VERSION

SECOND AMENDED AND RESTATED
ADMINISTRATION AGREEMENT

among

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

FORD MOTOR CREDIT COMPANY LLC,
as Administrator

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of August 1, 2001,
as amended and restated as of December 1, 2010

i

SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (this “Agreement”), among FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Administrator, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee.

BACKGROUND

The parties to this Agreement intend to amend the Administration Agreement, dated as of August 1, 2001, as previously amended and restated as of December 19, 2002, among the parties, on the terms and conditions contained in this Agreement.

The Issuer was formed pursuant to the Trust Agreement and may issue one or more Series of Notes from time to time pursuant to the Indenture and one or more Indenture Supplements.

The Issuer has entered into certain agreements in connection with the issuance of the Notes, including the Indenture, the Indenture Supplements, the Sale and Servicing Agreements, DTC Letters relating to a Series of Notes or Interest Rate Hedges relating to a Series of Notes.

The Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Transaction Documents on the terms set forth in this Agreement.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.           Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer, and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer.  Each Appendix A also contains rules as to usage applicable to this Agreement.  Each Appendix A is incorporated by reference into this Agreement.

Section 1.2.           Amendment and Restatement.This Agreement amends and restates in full the Amended and Restated Administration Agreement, dated as of August 1, 2001, as amended and restated as of December 19, 2002, between the parties, with effect as of the date of this Agreement, and it is confirmed by the parties that (a) all prior actions made pursuant to such Amended and Restated Administration Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action of any party.  Notwithstanding the foregoing, to the extent that any amendment to the Amended and Restated Administration Agreement, as set out in this

Agreement, would reasonably be expected to have an Adverse Effect on the Noteholders of a Series issued before the date of this Agreement or would not otherwise be permitted, as determined by a court of competent jurisdiction, then such amendment will not be effective as against such Noteholders and the corresponding provision of the Amended and Restated Administration Agreement, will continue to govern as it relates to such Noteholders and such Series.

ARTICLE II
ENGAGEMENT OF ADMINISTRATOR

Section 2.1.           Engagement.  The Issuer and the Owner Trustee engage the Administrator to perform certain duties of the Issuer and the Owner Trustee under the Transaction Documents on the terms set forth in this Agreement and the Administrator accepts such engagement.

Section 2.2.           Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related to its obligations under this Agreement, the Depositors will pay the Administrator a fee in an amount agreed upon by the Depositors and the Administrator.

ARTICLE III
DUTIES OF ADMINISTRATOR

Section 3.1.           Duties of the Administrator with respect to the DTC Letters.  The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the DTC Letters.  The Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the DTC Letters.  The Administrator will prepare, or cause to be prepared, for execution by the Issuer, or execute as Administrator on behalf of the Issuer, all documents, reports, filings, instruments, certificates and opinions that are the duty of the Issuer to prepare, file or deliver pursuant to the DTC Letters.

Section 3.2.           Duties of the Administrator with respect to the Indenture and the Indenture Supplements.  The Administrator will consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Indenture Supplements.  The Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture and the Indenture Supplements.  The Administrator will prepare, or cause to be prepared, for execution by the Issuer, or execute as Administrator on behalf of the Issuer, all documents, reports, filings, instruments, certificates, notices and opinions that are the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Indenture Supplements.  The Administrator will take all administrative action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture and the Indenture Supplements including (references are to sections of the Indenture):

(a)           preparing or obtaining the documents and instruments required for authentication of the Notes and delivering such documents and instruments to the Indenture Trustee (Section 2.2);

(b)           causing the Note Register to be kept and giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.5(a));

(c)           determining whether the requirements of UCC Section 8—401(a) are met (Section 2.5);

(d)           determining whether the requirements of UCC Section 8-405 are met (Section 2.6) and preparing an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of mutilated, destroyed, lost or stolen Notes (Section 2.6);

(e)           causing the Indenture Trustee to release property from the Lien of the Indenture (Section 2.9);

(f)            preparing Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.12);

(g)           ensuring that the Indenture Trustee maintains an office or agency in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes (Section 3.2);

(h)           directing the Indenture Trustee to deposit monies with any Note Paying Agents other than the Indenture Trustee (Section 3.3);

(i)            causing any newly appointed Note Paying Agents to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3(b));

(j)            directing any Note Paying Agent to pay to the Indenture Trustee all sums to be held by the Indenture Trustee (Section 3.3(c));

(k)           obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the Indenture, the Notes and the Collateral (Section 3.4);

(l)            preparing all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments as may be required in connection with such supplement or amendment and taking such other action as is necessary or advisable to protect the Collateral (Section 3.5);

(m)          notifying the Indenture Trustee in an Officer’s Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.6(b));

(n)           notifying the Indenture Trustee and the Rating Agencies of any Servicer Termination Event under the Sale and Servicing Agreements and, if such Servicer Termination Event arises from the failure of the Servicer to perform any of its duties and obligations under the Sale and Servicing Agreements with respect to the Receivables, taking all reasonable steps available to cause the Servicer to remedy such failure (Section 3.6(d));

(o)           effecting the recording of the Indenture, if applicable, and obtaining an Opinion of Counsel (Section 3.8);

(p)           delivering the Opinion of Counsel on the Closing Date, the annual Opinions of Counsel as to the Collateral, the annual Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.8 and 3.9);

(q)           preparing and obtaining the documents and instruments required for the consolidation or merger of the Issuer with or into any other Person or the conveyance or transfer by the Issuer of any of its properties or assets to any other Person (Section 3.10);

(r)            notifying the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture (Section 3.15);

(s)            monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture, preparing an Officer’s Certificate and obtaining the required Opinions of Counsel (Section 4.1);

(t)            notifying the Indenture Trustee (with a copy of such notice to any Qualified Institution (if not the Indenture Trustee) maintaining any Bank Accounts) of the occurrence of an event set forth in Section 5.1(a)(iii) of the Indenture, which with the giving of notice and the lapse of time would become an Event of Default, describing such Default, the status of such Default and what action the Administrator is taking or proposes to take with respect to such Default (Section 5.1);

(u)           complying with any written directive of the Indenture Trustee with respect to the sale of the Collateral at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default has occurred and is continuing (Section 5.6);

(v)           causing the Servicer to comply with its duties and obligations under the Sale and Servicing Agreements (Section 5.17);

(w)          removing the Indenture Trustee upon the occurrence of one the events specified in Section 6.8(b) of the Indenture and appointing a successor Indenture Trustee upon the resignation or removal of the Indenture Trustee (Section 6.8);

(x)           notifying the Rating Agencies of the events specified in Section 6.9(a) of the Indenture (Section 6.9);

(y)           preparing any written instruments required to confirm the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

(z)           inspecting the Indenture Trustee’s books and records (Section 6.13);

(aa)         furnishing the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

(bb)         preparing and, after execution by the Issuer, filing with the Securities and Exchange Commission and delivering to the Indenture Trustee documents and reports required to be filed with the Securities and Exchange Commission and any additional information, documents and reports (or summaries) with respect to compliance by the Issuer with the conditions and covenants of the Indenture required to be filed with the Securities and Exchange Commission under rules and regulations prescribed by the Securities and Exchange Commission (Section 7.3);

(cc)         notifying the Indenture Trustee of the listing of the Notes on any stock exchange (Section 7.4(b));

(dd)         notifying the Indenture Trustee if notice by publication is required (Section 7.5);

(ee)         preparing, obtaining and filing the instruments, opinions, certificates and other documents required for the release of property from the Lien of the Indenture (Section 8.6);

(ff)          preparing Issuer Orders and Officer’s Certificates, providing prior notice to the Rating Agencies, obtaining Opinions of Counsel, evidence of satisfaction or the Rating Agency Condition and the necessary consents with respect to the execution of supplemental indentures and preparing such supplemental indentures and notices with respect to the execution of such supplemental indentures (Sections 9.1 and 9.2);

(gg)         causing the execution of, and after execution by the Issuer, the delivery of new Notes conforming to any supplemental indenture (Section 9.6);

(hh)         preparing all Officer’s Certificates and obtaining Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a)); and

(ii)           preparing Officer’s Certificates and obtaining Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.1(c)).

Section 3.3.           Duties of Administrator with respect to Hedge Agreements.  The Administrator will consult with the Owner Trustee regarding the duties of the Issuer under any Interest Rate Hedges.  The Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under any Interest Rate Hedges.  The Administrator will prepare, or cause to be prepared, for execution by the Issuer, or execute as Administrator on behalf of the Issuer, all documents that are the duty of the Issuer to prepare or deliver pursuant to any Interest Rate Hedges.  The Administrator will take all action that is the duty of the Issuer or the Owner Trustee to take pursuant to any Interest Rate Hedges, including:

(a)           Promptly following the early termination of any Interest Rate Hedge due to a “termination event” or “event of default” (as such terms are defined in such Interest Rate Hedge) (unless the Indenture Trustee is selling or liquidating the Collateral), the Administrator will use reasonable efforts to cause the Issuer to enter into a replacement interest rate hedge on terms similar to those of such Interest Rate Hedge with an eligible hedge counterparty.  If and to the extent any termination payments that are received from a Hedge Counterparty are to be applied as an initial payment to a replacement Hedge Counterparty, the Administrator will direct the Indenture Trustee to retain such amounts and will provide the Indenture Trustee with written instructions regarding the application and payment of such amounts.  If a Hedge Counterparty is required to collateralize the related Interest Rate Hedge, the Administrator will coordinate with the Indenture Trustee the establishment of collateral accounts, the holding of securities deposited therein and the investment of any cash deposited therein.

(b)           The Administrator will notify the Indenture Trustee of the occurrence or existence of a default, event of default or similar condition or event with respect to any Hedge Counterparty or any credit support provider for a Hedge Counterparty.

(c)           The Administrator will notify each Hedge Counterparty of any proposed amendment or supplement to any of the Receivables Purchase Agreements, the Sale and Servicing Agreements, the Indenture or the Trust Agreement and obtain the consent of each Hedge Counterparty, in each case, if and to the extent required pursuant to such agreement or the Interest Rate Hedges.

(d)           The Administrator will provide the Rating Agencies with a copy of any proposed amendment or supplement to any Interest Rate Hedge at least five days prior to the effective date of such amendment or supplement.  Such proposed amendment or supplement will be effective only after satisfaction of the Rating Agency Condition, unless such amendment or supplement clarifies any term or provision, corrects any inconsistency, cures any ambiguity or corrects any typographical error in such Interest Rate Hedge.

(e)           If the Administrator is designated as the Calculation Agent (as such term is defined in any Interest Rate Hedge) pursuant to any Interest Rate Hedge, it will perform such calculations and duties with respect to such Interest Rate Hedge.  The Administrator will calculate and notify each Hedge Counterparty and the Indenture Trustee of the notional amount of the applicable Interest Rate Hedge as of each Payment Date on or before the 12th day of the month in which such Payment Date occurs.  The Administrator will also obtain the determination of LIBOR from the Calculation Agent under the Indenture, will calculate the amount of all payments, receipts and termination payments payable on each Payment Date and will notify each Hedge Counterparty and the Indenture Trustee of such amounts prior to such Payment Date.

Section 3.4.           Additional Duties.

(a)           The Administrator will perform all duties required to be performed by the Administrator pursuant to the Indenture.

(b)           In addition to the duties of the Administrator set forth in Sections 3.1, 3.2 and 3.3, the Administrator will perform calculations and will prepare, file and deliver on behalf of the Issuer or the Owner Trustee, all such documents that the Issuer or the Owner Trustee is required to prepare, file or deliver pursuant to the Transaction Documents, and at the request of the Owner Trustee will take all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Transaction Documents.  Subject to Section 6.1 of this Agreement, the Administrator will administer, perform or supervise the performance of such other activities in connection with the Collateral (including those under the Transaction Documents) that are not covered by any of the foregoing provisions and that are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(c)           The Administrator will be responsible for performing the duties of the Owner Trustee set forth in Section 2.11 of the Trust Agreement, except that if the Owner Trustee is notified by the Administrator that the Issuer is deemed to be taxable as a partnership for U.S. federal income tax purposes, the Owner Trustee will retain responsibility for the distribution to the Depositors and the holders of the Depositor Interest such information as may be required to enable the Depositor and any such holder to prepare its U.S. federal and State income tax returns.

(d)           The Administrator will be responsible for notifying the Owner Trustee if any withholding tax is imposed on the Issuer’s payments (or allocations of income) to the holders of the Depositor Interest as contemplated by Section 4.1(c) of the Trust Agreement, the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to Section 4.1(c) of the Trust Agreement and the procedures to be followed to comply with the requirements under the Code.  The Administrator will notify the Owner Trustee in each instance that any additional tax withholding is subsequently required or any previously required tax withholding is no longer required.

(e)           The Administrator will perform the duties of the Administrator specified in Sections 7.2, 7.3 and 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee and any other duties required to be performed by the Administrator pursuant to the Trust Agreement.

(f)            The Administrator will either prepare, execute and deliver, or will direct the Servicer or the Depositors, as applicable, to prepare, execute and deliver, on behalf of the Issuer all certificates and other documents required to be delivered by the Sarbanes-Oxley Act of 2002.

(g)           Upon final distribution of any funds to the holders of the Depositor Interest, the Administrator will direct the Owner Trustee to cause the Certificate of Trust to be cancelled in accordance with Section 8.1(c) of the Trust Agreement.

Section 3.5.           Audits of the Administrator.  The Administrator will, upon reasonable prior notice, permit any authorized representative of the Issuer, the Depositors, the Owner Trustee or the Indenture Trustee, during the Administrator’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Administrator relating to the performance of the Administrator’s obligations under this Agreement.  In addition, the Administrator will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Administrator’s officers and Independent certified public accountants, all at such reasonable times and as often as may reasonably be requested.  Each of the Issuer, the Depositors, the Owner Trustee or the Indenture Trustee will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that such party, may reasonably determine that such disclosure is consistent with its obligations under this Agreement.

Section 3.6.           Additional Information to be Furnished to the Issuer.  The Administrator will furnish to the Issuer such additional information regarding the Collateral as the Issuer may reasonably request.

Section 3.7.           Prohibition on Certain Actions.  Notwithstanding anything to the contrary in this Agreement, the Administrator will not (a) make any payments to the Noteholders under the Transaction Documents, (b) sell the Collateral pursuant to Section 5.6 of the Indenture or (c) take any other action that the Owner Trustee or the Indenture Trustee directs the Administrator not to take on its behalf.

ARTICLE IV
INDEMNIFICATION

Section 4.1.           Indemnification.

(a)           The Depositors and the Administrator will, jointly and severally, indemnify, defend and hold harmless the Indenture Trustee (in each of its capacities under the Transaction Documents, including as Financial Institution) and its officers, directors, employees and agents (each, an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under the Indenture or any Indenture Supplement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under the Indenture or any Indenture Supplement and the other Transaction Documents, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising from the Indenture Trustee’s breach of any of its representations or warranties set forth in the Indenture.

(b)           The Depositors and the Administrator will, jointly and severally, indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents (each, an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Owner Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under the Trust Agreement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under the Indenture, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising from the Owner Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement.

(c)           Promptly upon receipt by any Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made against the Depositors or the Administrator under Section 4.1(a) or (b), notify the Depositors and the Administrator of the commencement of such

Proceeding.  The Depositors or the Administrator may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Depositor or the Administrator and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  After notice from the Depositors or the Administrator to the Indemnified Person of the Depositors’ or the Administrator’s intention to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Depositors or the Administrator so assumes the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, as applicable, the Depositors or the Administrator will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Depositors or the Administrator and an Indemnified Person, in which case the Depositors or the Administrator will pay for the separate counsel to the Indemnified Person which is reasonably satisfactory to the Administrator.  The obligations of the Administrator under this Article IV will survive the termination of this Agreement.

ARTICLE V
RESIGNATION AND REMOVAL OF THE ADMINISTRATOR;
TERM OF AGREEMENT

Section 5.1.           Resignation and Removal of the Administrator.

(a)           Subject to Section 5.2(a), the Administrator may resign its duties under this Agreement by providing the Issuer, the Owner Trustee and the Indenture Trustee with at least 60 days’ prior notice.

(b)           Subject to Section 5.2(a), if any of the following events occurs and is continuing, the Owner Trustee, with the consent of Noteholders of Notes evidencing not less than a majority of the Note Balance of the each Series (or if no Notes are Outstanding, the holders of the Depositor Interest), by notice to the Administrator may terminate all of the rights and obligations of the Administrator under this Agreement:

(i)           the Administrator defaults in the performance of any of its duties under this Agreement and, after notice of such default by the Issuer, the Indenture Trustee or the Owner Trustee, does not cure such default within 15 days (or, if such default cannot be cured in such time, does not give within 15 days such assurance of cure as is reasonably satisfactory to the Issuer); or

(ii)          an Insolvency Event occurs with respect to the Administrator.

(c)           The Administrator will notify the Issuer and the Indenture Trustee within five Business Days after the occurrence of an Insolvency Event with respect to the Administrator.

Section 5.2.           Appointment of Successor Administrator.

(a)           No resignation or removal of the Administrator pursuant to Section 5.1(a) or (b) will be effective until (i) a successor Administrator has been appointed by the Issuer at the direction of Noteholders of a majority of the Note Balance of each Series, or if no Notes are Outstanding, by the holders of the Depositor Interest, (ii) such successor Administrator has executed, acknowledged and delivered to the Issuer and to its predecessor Administrator an instrument accepting its appointment under this Agreement, and (iii) the Rating Agency Condition has been satisfied with respect to the proposed appointment.  The Issuer will notify the Indenture Trustee of any such resignation or removal.

(b)           Upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreements, the Administrator will immediately resign and such Successor Servicer will automatically become the Administrator under this Agreement.

Section 5.3.           Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 5.4 or the resignation or removal of the Administrator pursuant to Sections 5.1 or 5.2(b), the Administrator will be entitled to be paid all fees and reimbursable expenses accruing to it through the date of such termination, resignation or removal.  If this Agreement is terminated pursuant to Section 5.4, the Administrator will promptly deliver to the Issuer all property and documents relating to the Collateral then in the custody of the Administrator.  If the Administrator resigns or is removed pursuant to Sections 5.1 or 5.2(b), the Administrator will cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator to the successor Administrator.

Section 5.4.           Term of Agreement.  This Agreement will continue in force until the termination of the Issuer in accordance with Section 8.1 of the Trust Agreement, upon which event this Agreement will automatically terminate.

ARTICLE VI
MISCELLANEOUS

Section 6.1.           Independence of Administrator.  The Administrator will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Administrator will have no authority to act for or represent the Issuer or the Owner Trustee in any way and will not otherwise be deemed an agent of the Issuer or the Owner Trustee.  Nothing contained in this Agreement will constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2.           Transactions with Affiliates; Other Transactions.  In carrying out any of its obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates.  Nothing in this Agreement will prevent the Administrator or its Affiliates from engaging in other businesses or from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 6.3.           Amendments.  This Agreement may be amended by a written amendment executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Owner Trustee, without the consent of the Noteholders, so long as the Issuer or the Administrator delivers an Opinion of Counsel to the Indenture Trustee and the Owner

Trustee to the effect that such amendment will not materially adversely affect the interest of the Noteholders.  This Agreement also may be amended by the Issuer, the Administrator and the Indenture Trustee with the consent of the Owner Trustee and the Noteholders of a majority of the Note Balance of each Series; provided that no such amendment may reduce the percentage of the Noteholders required to consent to any such amendment, without the consent of each Noteholder adversely affected.

Section 6.4.           Notices.

(a)           All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given:

(i)         upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)        in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)       in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)       in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreements or at such other address as any party may designate by notice to the other parties.

(b)           Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.

Section 6.5.           Assignment.  This Agreement may not be assigned by the Administrator unless the Administrator obtains the consent of the Issuer and the Owner Trustee and satisfaction of the Rating Agency Condition for such action.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee or satisfaction of the Rating Agency Condition to a Person that is a successor (by merger, consolidation or purchase of assets) to the Administrator or to an Affiliate of the Administrator; provided that such Person or such Affiliate executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such Person or such Affiliate agrees to be bound under this Agreement in the same manner as the Administrator is bound under this

Agreement.  Subject to the foregoing, this Agreement will bind any successors or assigns of the parties to this Agreement.

Section 6.6.           Third-Party Beneficiary.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement.  The Owner Trustee will be a third-party beneficiary of this Agreement.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.7.           GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.8.           Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 6.9.           WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.10.         Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 6.11.         Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

Section 6.12.         Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 6.13.         No Petition.

(a)           Notwithstanding any prior termination of this Agreement, the Depositors, the Administrator, the Owner Trustee and the Indenture Trustee will not, before the date which is one year and one day (or, if longer, any applicable preference period) after the payment in full of the Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any U.S. federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Tranasction Documents.

(b)           Notwithstanding any prior termination of this Agreement, the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee will not, before the date which is one year and one day (or, if longer, any applicable preference period) after the payment in full of all securities issued by either Depositors or by a trust for which such Depositor was depositor, institute against, or join any other Person in instituting against, such Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any U.S. federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Transaction Documents.

Section 6.14.         Not Applicable to Ford Credit in Other Capacities.  Nothing in this Agreement will affect any right or obligation Ford Credit may have in any other capacity.

Section 6.15.         Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)           This Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

(b)           This Agreement has been signed by The Bank of New York Mellon, not in its individual capacity but solely as Indenture Trustee.  In no event will The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement, as to all of which recourse will be had solely to the assets of the Issuer.  For all purposes of this Agreement, the Indenture Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Indenture.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER
TRUST A, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By::	/s/ Julia Linian
Name: Julia Linian
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON,
not in its individual capacity,
but solely as Indenture Trustee

By:	/s/ Esther D. Antoine
Name: Esther D. Antoine
Title: Senior Associate

FORD MOTOR CREDIT COMPANY LLC,
as Administrator

By:	/s/ Scott D. Krohn
Name: Scott D. Krohn
Title: Assistant Treasurer

ACKNOWLEDGED AND AGREED WITH
RESPECT TO THE AMENDMENT OF
THIS AGREEMENT:

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Owner Trustee

By:	/s/ Julia Linian
Name: Julia Linian
Title: Assistant Vice President

[Signature Page to Administration Agreement (MOTA)]